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                                                                   EXHIBIT 10.12
                       SECOND AMENDMENT TO LOAN AGREEMENT


         THIS SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into as of June 23, 1999, by and among Coyote Sports, Inc., a Nevada corporation (the "Borrower"), Mel S. Stonebraker, the Chairman of the Borrower's board of directors ("Stonebraker"), James M. Probst, the Chief Executive Officer and President and a director of the Borrower (jointly with Stonebraker, the "Shareholders"), and Paragon Coyote Texas Ltd., a Texas limited partnership whose principal executive offices are located at 307 West Seventh Street, Suite 1210, Fort Worth, Texas 76102 (the "Lender").

                                    RECITALS

         WHEREAS, the parties entered into that certain Loan Agreement dated as of March 19, 1998, as amended by that certain First Amendment to Loan Agreement dated as of December 30, 1998 (as so amended, the "Loan Agreement");

         WHEREAS, Borrower has failed to pay interest due and payable under the Note totaling $368,000 through the date hereof; and

         WHEREAS, the parties wish to amend and extend the Loan, the Loan Agreement and the Note as set forth below.

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

         1. The principal amount of the Note is hereby restated to be Six Million Three Hundred Sixty-Eight Thousand Dollars ($6,368,000).

         2. The maturity date of the Note (the "Maturity Date") hereby is changed from September 19, 1999 to March 31, 2000.

         3. Lender hereby waives Borrower's default in the payment of interest due and payable to date under the Note.

         4. Contemporaneously with the execution and delivery hereof, Borrower agrees duly to execute and deliver to Lender an amended and restated promissory note in the form attached hereto as Exhibit A (the "Amended and Restated Note"). From and after the execution and delivery hereof and of the Amended and Restated Note, the term "Note" in the Loan Agreement shall refer to the Amended and Restated Note, together with any and all renewals, extensions, restatements, modifications, amendments, increases or rearrangements thereof.


Second Amendment to Loan Agreement
(Paragon Coyote Texas Ltd./Coyote Sports, Inc.)
As of June 23, 1999 - Page 1 of 4

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         5. Each of Borrower and each Shareholder hereby irrevocably acknowledges and agrees (i) that the provisions of Sections 1, 2 and 3 above satisfy, and shall for all purposes be deemed to satisfy, all commitments (if any) that are set forth in that certain letter from Lender to Borrower regarding financing dated March 24, 1999 (the "Commitment Letter") and (ii) that neither Lender nor any of its affiliates, as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended ("Affiliates"), shall have any further obligations in such regard.

         6. At soon as reasonably practicable, but in any event within thirty
(30) days from the date hereof, Borrower shall effect (or shall cause to be effected), in form and substance satisfactory to Lender in Lender's sole discretion, the grant to Lender of a security interest in each of the following:
(i) all of the issued and outstanding capital stock of Apollo Sports Holdings Limited, a United Kingdom company, (ii) all of the assets of Apollo Sports Technologies Limited, a United Kingdom company (including without limitation the real property, plant and equipment located at Rounds Green Road, Oldbury, Warley, West Midlands B69 2DF, England) and (iii) all of the assets of Reynolds Cycle Technology Limited, a United Kingdom company. Each Shareholder shall use his best efforts to cause Borrower to comply with Borrower's covenant set forth in the immediately-preceding sentence.

         7. The following shall constitute Events of Default:

                  (a) The untruth of any representation and warranty of Borrower or of either Shareholder set forth herein; and

                  (b) The failure of Borrower or of either Shareholder timely to comply in full with its covenants set forth herein.

         8. Each of Borrower and each Shareholder, on its own behalf and on behalf of its Affiliates, directors, officers, employees and agents and of their respective successors, assigns, heirs, devisees and personal representatives (each a "Releasing Party"), hereby unconditionally, finally and forever releases, compromises and discharges, to the fullest extent allowed by law, Lender and each of its partners, Affiliates, officers, employees and agents (each a "Released Party"), from and against any and all liabilities, obligations, claims, causes of action, debts, damages (including, without limitation, special, incidental, indirect or consequential damages and damages for loss of business profits), losses, penalties, fines, disputes, agreements, understandings, costs and expenses (including, without limitation, attorneys' fees, court costs and costs of investigation) of each and every kind whatsoever, whether absolute or contingent, known or unknown, at any time on or prior to the date hereof, directly or indirectly arising from, based upon, relating to or in connection with (a) the Loan, the Loan Agreement and the Other Transaction Documents and the transactions respectively contemplated thereby and (b) the Commitment Letter (each a "Claim"). Each of Borrower and each Shareholder (i) represents and warrants to each Released Party that neither it nor any other Releasing Party has assigned or transferred, in whole or in part, to any person or entity any Claim and (ii) agrees unconditionally to indemnify, defend and hold harmless in full each Released Party from and against any and all Claims.

Second Amendment to Loan Agreement
(Paragon Coyote Texas Ltd./Coyote Sports, Inc.)
As of June 23, 1999 - Page 2 of 4

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         9. As amended hereby, the Loan Agreement shall remain in full force and effect. Each Shareholder acknowledges and agrees that Lender's rights under the Stonebraker Security Agreement and the Probst Security Agreement shall remain in full force and effect notwithstanding this Amendment or the transactions contemplated hereby.

         10. If any provision of this Amendment or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Amendment and the application of such provisions to any other Person or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law, provided that the essential economic benefits of this Amendment to all parties shall not be materially and adversely affected thereby.

         11. All undefined capitalized terms used herein shall have the meanings respectively given to them in the Loan Agreement.

         12. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Signatures exchanged by facsimile shall be deemed to constitute original, manually-executed signatures and shall be fully binding. The signature of a party hereto shall render this Amendment enforceable in full against such party notwithstanding that one or more other parties shall not have signed this Amendment.

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Second Amendment to Loan Agreement
(Paragon Coyote Texas Ltd./Coyote Sports, Inc.)
As of June 23, 1999 - Page 3 of 4

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         IN WITNESS WHEREOF, the parties have entered into this Second Amendment to Loan Agreement as of the date set forth above.


BORROWER:                      COYOTE SPORTS, INC.,
                                a Nevada corporation

                               By:      /s/ James M. Probst
                                        James M. Probst, Chief Executive Officer


LENDER:                        PARAGON COYOTE TEXAS LTD.,
                                a Texas limited partnership

                               By:      Paragon Management Group, Inc.,
                                         a Texas corporation, General Partner

                                        By:      /s/ Mark A. Pappas, President
                                                 Mark A. Pappas, President


SHAREHOLDERS:                  /s/ Mel S. Stonebraker
                               MEL S. STONEBRAKER

                               /s/ James M. Probst
                               JAMES M. PROBST








Second Amendment to Loan Agreement
(Paragon Coyote Texas Ltd./Coyote Sports, Inc.)
As of June 23, 1999 - Page 4 of 4